UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014
GENMARK DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34753	27-2053069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5964 La Place Court Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

760-448-4300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
        Compensatory Arrangements of Certain Officers.

The following disclosure is provided pursuant to subsection (e) of Item 5.02 of Form 8-K.

On May 12, 2014, GenMark Diagnostics, Inc. (the “Company”) announced that Scott Mendel was appointed as the Company’s Chief Financial Officer, effective May 13, 2014. Mr. Mendel succeeds Richard Slansky, who will leave the Company for personal reasons following an appropriate transition period. In connection with Mr. Slansky’s transition, on May 22, 2014 the Company and Mr. Slansky entered into a Separation Agreement and General Release (the “Separation Agreement”), pursuant to which Mr. Slansky will remain employed by the Company and provide appropriate transition services to the Company through August 31, 2014 (the “Separation Date”). Under the Separation Agreement, Mr. Slansky will receive salary continuation at his current base salary through February 12, 2015 and the Company will pay the COBRA costs for Mr. Slansky to maintain his current health insurance coverage through February 28, 2015. Pursuant to the terms of the Separation Agreement and the agreements governing the applicable equity awards: (a) (i) 6,624 restricted stock units previously granted to Mr. Slansky in lieu of receiving a cash bonus payment under the Company’s 2012 annual performance incentive bonus plan, and (ii) 15,000 restricted stock units granted to Mr. Slansky in May 2013 in recognition of his performance, including his oversight of the remediation of the Company’s material weakness over financial reporting as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, in each case will accelerate and vest as of the Separation Date, subject to applicable tax withholdings; and (b) an aggregate of 8,537 restricted stock units granted to Mr. Slansky in lieu of receiving a cash bonus payment under the Company’s 2013 annual performance incentive bonus plan will be canceled as of the Separation Date, and in respect thereof the Company will make a $105,000 cash payment, less applicable tax withholdings, to Mr. Slansky as of the Separation Date, which represents Mr. Slansky’s forgone cash bonus amount under the Company’s 2013 annual performance incentive bonus plan. Pursuant to the terms of the Separation Agreement, Mr. Slansky has provided the Company with a general release of all claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENMARK DIAGNOSTICS, INC.

Date: May 29, 2014	/s/ Eric Stier
Eric Stier
Senior Vice President, General Counsel and Secretary